Exhibit (g)(i)

AMENDMENT TO THE

2ND VOTE FUNDS - CUSTODY AGREEMENT

THIS AMENDMENT, to the Custody Agreement, dated as of November 3, 2020 (the “Agreement”), is entered into as of the last date on the signature block, by and between 2ND VOTE FUNDS, a Delaware statutory trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Exhibit B of the Agreement to add the 2VA American Freedoms ETF and remove the 2nd Vote Founding Freedoms ETF; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit B is hereby superseded and replaced in its entirety with Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date written below.

2ND VOTE FUNDS	U.S. BANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

1

Exhibit B to the

2nd Vote Funds - Custody Agreement

Name of Series

2ndVote Society Defended ETF
2ndVote Life Neutral Plus ETF
2VA American Freedoms ETF

2